News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	July 25, 2017
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended June 30, 2017

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the quarter ended June 30, 2017.

Net income allocable to common shareholders was $24.7 million, or $0.90 per share, for the three months ended June 30, 2017, an increase of $9.0 million, or 57.3%, from $15.7 million, or $0.58 per share, for the three months ended June 30, 2016. Net income allocable to common shareholders was $51.1 million, or $1.87 per share, for the six months ended June 30, 2017, an increase of $20.8 million, or 68.8%, from $30.3 million, or $1.12 per share, for the six months ended June 30, 2016.  The increases were due to an increase in net operating income (“NOI”), the gain on sale of real estate in Dallas, Texas, the gain on sale of development rights in Silver Spring, Maryland, and reduced interest expense resulting from the repayment of a $250.0 million mortgage note.

Funds from operations (“FFO”) were $54.1 million, or $1.55 per share, for the three months ended June 30, 2017, an increase of $8.8 million, or $0.25 per share, from the three months ended June 30, 2016 of $45.3 million, or $1.30 per share.  FFO was $107.1 million, or $3.07 per share, for the six months ended June 30, 2017, an increase of $18.1 million, or $0.51 per share, from the six months ended June 30, 2016 of $89.0 million, or $2.56 per share. The increases were due to an increase in NOI, reduced interest expense, savings from lower preferred distributions and a one-time net non-cash stock compensation charge of $2.0 million during the second quarter of 2016 related to a change in senior management.

In order to provide meaningful period-to-period comparisons of FFO derived from the Company’s ongoing business operations, the Company excluded the net non-cash stock compensation charge of $2.0 million, as noted above, for the three and six months ended June 30, 2016 to compute FFO, as adjusted.

FFO, as adjusted, was $54.1 million, or $1.55 per share, for the three months ended June 30, 2017, an increase of $6.8 million, or $0.19 per share, from the three months ended June 30, 2016 of $47.3 million, or $1.36 per share. FFO, as adjusted, was $107.1 million, or $3.07 per share, for the six months ended June 30, 2017, an increase of $16.1 million, or $0.45 per share, from the six months ended June 30, 2016 of $91.0 million, or $2.62 per share. These changes were due to an increase in NOI, reduced interest expense and savings from lower preferred distributions.

The following table reconciles FFO per share, as reported, to FFO per share, as adjusted, for the three and six months ended June 30, 2017 and 2016:

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2017	2016	Change	2017	2016	Change
FFO per share, as reported	$1.55	$1.30	19.2%	$3.07	$2.56	19.9%
Long-Term Equity Incentive Plan ("LTEIP")
modification due to a change in senior management	—	0.06		—	0.06
FFO per share, as adjusted	$1.55	$1.36	14.0%	$3.07	$2.62	17.2%

Same Park NOI increased $3.5 million, or 5.2%, for the three months ended June 30, 2017 and $9.2 million, or 7.0%, for the six months ended June 30, 2017 compared to the same periods in 2016. The increase in Same Park NOI was driven by improving rental rates and occupancy as adjusted rental income (as defined below) increased $4.3 million, or 4.5%, from $95.2 million for the three months ended June 30, 2016 to $99.4 million for the three months ended June 30, 2017. Adjusted rental income increased $9.0 million, or 4.8%, from $190.1 million for the six months ended June 30, 2016 to $199.1 million for the six months ended June 30, 2017.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). The Same Park portfolio includes all operating properties acquired prior to January 1, 2015. Operating properties acquired subsequently are referred to as “Non-Same Park.” For the three and six months ended June 30, 2017 and 2016, the Same Park facilities constitute 27.8 million rentable square feet, representing 99.3% of the 28.0 million square feet in the Company’s total portfolio as of June 30, 2017.

The following table presents the operating results of the Company’s properties for the three and six months ended June 30, 2017 and 2016 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2017	2016	Change	2017	2016	Change
Adjusted rental income:
Same Park (27.8 million rentable square feet)	$99,443	$95,152	4.5%	$199,097	$190,060	4.8%
Non-Same Park (226,000 rentable square feet)	314	—	100.0%	605	—	100.0%
Total adjusted rental income (1)	99,757	95,152	4.8%	199,702	190,060	5.1%
Adjusted cost of operations:
Same Park	29,544	28,723	2.9%	59,383	59,500	(0.2%)
Non-Same Park	270	—	100.0%	624	—	100.0%
Total adjusted cost of operations (2)	29,814	28,723	3.8%	60,007	59,500	0.9%
Net operating income (3):
Same Park	69,899	66,429	5.2%	139,714	130,560	7.0%
Non-Same Park	44	—	100.0%	(19)	—	(100.0%)
Total net operating income	69,943	66,429	5.3%	139,695	130,560	7.0%
Other:
NOI from assets sold or held for development (1)(2)	14	699	(98.0%)	86	1,383	(93.8%)
LTEIP amortization:
Cost of operations	(407)	(791)	(48.5%)	(1,203)	(1,655)	(27.3%)
General and administrative	(711)	(3,293)	(78.4%)	(1,684)	(4,897)	(65.6%)
Facility management fees	124	131	(5.3%)	252	259	(2.7%)
Other income and expense	(255)	(1,954)	(86.9%)	(334)	(4,877)	(93.2%)
Depreciation and amortization	(23,628)	(25,214)	(6.3%)	(46,706)	(50,255)	(7.1%)
Adjusted general and administrative (4)	(1,732)	(2,084)	(16.9%)	(3,590)	(4,115)	(12.8%)
Equity in loss of unconsolidated joint venture	(382)	—	(100.0%)	(382)	—	(100.0%)
Gain on sale of real estate facility	1,209	—	100.0%	1,209	—	100.0%
Gain on sale of development rights	—	—	—	3,865	—	100.0%
Net income	$44,175	$33,923	30.2%	$91,208	$66,403	37.4%
Same Park gross margin (5)	70.3%	69.8%	0.7%	70.2%	68.7%	2.2%
Same Park weighted average occupancy	93.7%	93.5%	0.2%	94.1%	93.8%	0.3%
Non-Same Park weighted average occupancy	20.6%	0.0%	100.0%	19.6%	0.0%	100.0%
Same Park annualized realized rental income per square foot (6)	$15.27	$14.63	4.4%	$15.22	$14.58	4.4%

(1)Adjusted rental income excludes rental income from assets sold or held for development of $43,000 and $159,000 for the three and six months ended June 30, 2017, respectively, and $935,000 and $1.9 million for the three and six months ended June 30, 2016, respectively.

(2) Adjusted cost of operations excludes LTEIP amortization of $407,000 and $1.2 million for the three and six months ended June 30, 2017, respectively, and $791,000 and $1.7 million for the three and six months ended June 30, 2016, respectively. Adjusted cost of operations also excludes cost of operations from assets sold or held for development of $29,000 and $73,000 for the three and six months ended June 30, 2017, respectively, and $236,000 and $489,000 for the three and six months ended June 30, 2016, respectively.

(3)NOI, a non-GAAP measure, is often used by investors to determine the performance and value of commercial real estate. Management believes that Same Park NOI, also a non-GAAP measure, provides investors a useful measure for comparing the performance of the Company’s commercial real estate portfolio across reporting periods. The Company’s calculation of NOI and Same Park NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles.

(4)Adjusted general and administrative expenses exclude LTEIP amortization of $711,000 and $1.7 million for the three and six months ended June 30, 2017, respectively, and $3.3 million and $4.9 million for the three and six months ended June 30, 2016, respectively.

(5)Computed by dividing Same Park NOI by Same Park adjusted rental income.

(6)Represents the annualized Same Park adjusted rental income earned per occupied square foot.

Multi-Family Development

Highgate at the Mile, the Company’s multi-family development in Tysons, Virginia, commenced its principle operations during the second quarter of 2017. The 435,000 square foot project will include 395 residential units and approximately 2,100 square feet of retail space. As of June 30, 2017, 233 of the 395 units have been completed with the balance of units expected to be completed by the end of the fourth quarter of 2017. As of June 30, 2017, 39 units, or 9.9%, have been leased. During the three and six months ended June 30, 2017, the Company recorded an equity loss in the unconsolidated joint venture of $382,000, comprised of a net operating loss of $278,000 and depreciation expense of $104,000. As of July 24, 2017, Highgate’s multi-family residential units were 19.0% leased and 14.2% occupied.

Property Disposition

On May 1, 2017, the Company disposed of Empire Commerce, a two-building single-story office park comprising 44,000 square feet, located in Dallas, Texas, for net proceeds of $2.1 million, which resulted in a net gain of $1.2 million.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended June 30, 2017:

Ratio of Earnings to fixed charges (1)	88.2x

Ratio of FFO to fixed charges (1)	132.9x

Ratio of Earnings to combined fixed charges and preferred distributions (1)	3.4x

Ratio of FFO to combined fixed charges and preferred distributions (1)	5.1x

Debt and preferred equity to total market capitalization (based on
common stock price of $132.39 at June 30, 2017)	17.7%

Available balance under the $250.0 million unsecured credit facility at June 30, 2017	$149.0 million

(1)Fixed charges include interest expense and capitalized interest totaling  $504,000.

Distributions Declared

On July 25, 2017, the Board of Directors declared a quarterly dividend of $0.85 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable on September 28, 2017 to  shareholders of record on September 13, 2017.

Series	Dividend Rate	Dividend Declared
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250
Series W	5.200%	$0.325000

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2017,  the Company wholly owned 28.0 million rentable square feet with approximately 4,900 customers in six states.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday,  July 26, 2017, at 8:00 a.m. PDT (11:00 a.m. EDT) to discuss the second quarter results. The toll free number is (888) 299-3246; the conference ID is 45198402. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 2, 2017 at (855) 859‑2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS

Cash and cash equivalents	$5,408	$128,629

Real estate facilities, at cost:
Land	789,227	789,227
Buildings and improvements	2,241,558	2,224,522
	3,030,785	3,013,749
Accumulated depreciation	(1,198,020)	(1,158,054)
	1,832,765	1,855,695
Properties held for disposition, net	—	909
Land and building held for development	28,616	27,028
	1,861,381	1,883,632
Investment in and advances to unconsolidated joint venture	91,259	67,190
Rent receivable, net	2,014	1,945
Deferred rent receivable, net	31,385	29,770
Other assets	6,611	8,205
Total assets	$1,998,058	$2,119,371

LIABILITIES AND EQUITY

Accrued and other liabilities	$77,643	$78,657
Preferred stock called for redemption	—	230,000
Credit facility	101,000	—
Total liabilities	178,643	308,657

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
35,190 shares issued and outstanding at June 30, 2017
and December 31, 2016	879,750	879,750
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,214,021 and 27,138,138 shares issued and outstanding at
June 30, 2017 and December 31, 2016, respectively	272	271
Paid-in capital	735,591	733,671
Cumulative net income	1,580,105	1,502,643
Cumulative distributions	(1,575,165)	(1,503,076)
Total PS Business Parks, Inc.’s shareholders’ equity	1,620,553	1,613,259
Noncontrolling interests:
Common units	198,862	197,455
Total noncontrolling interests	198,862	197,455
Total equity	1,819,415	1,810,714
Total liabilities and equity	$1,998,058	$2,119,371

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental income	$99,800	$96,087	$199,861	$191,932
Facility management fees	124	131	252	259
Total operating revenues	99,924	96,218	200,113	192,191
Expenses:
Cost of operations	30,250	29,750	61,283	61,644
Depreciation and amortization	23,628	25,214	46,706	50,255
General and administrative	2,443	5,377	5,274	9,012
Total operating expenses	56,321	60,341	113,263	120,911
Other income and (expense):
Interest and other income	30	208	135	475
Interest and other expense	(285)	(2,162)	(469)	(5,352)
Total other income and (expense)	(255)	(1,954)	(334)	(4,877)

Equity in loss of unconsolidated joint venture	(382)	—	(382)	—
Gain on sale of real estate facility	1,209	—	1,209	—
Gain on sale of development rights	—	—	3,865	—

Net income	$44,175	$33,923	$91,208	$66,403

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests—common units	$6,645	$4,243	$13,746	$8,179
Total net income allocable to noncontrolling interests	6,645	4,243	13,746	8,179
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	12,591	13,832	25,882	27,665
Restricted stock unit holders	197	117	445	259
Common shareholders	24,742	15,731	51,135	30,300
Total net income allocable to PS Business Parks, Inc.	37,530	29,680	77,462	58,224
	$44,175	$33,923	$91,208	$66,403

Net income per common share:
Basic	$0.91	$0.58	$1.88	$1.12
Diluted	$0.90	$0.58	$1.87	$1.12

Weighted average common shares outstanding:
Basic	27,200	27,082	27,174	27,063
Diluted	27,412	27,172	27,384	27,149

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$24,742	$15,731	$51,135	$30,300
Adjustments:
Gain on sale of real estate facility	(1,209)	—	(1,209)	—
Gain on sale of development rights	—	—	(3,865)	—
Depreciation and amortization	23,628	25,214	46,706	50,255
Depreciation from unconsolidated joint venture	104	—	104	—
Net income allocable to noncontrolling
interests—common units	6,645	4,243	13,746	8,179
Net income allocable to restricted stock unit holders	197	117	445	259
FFO allocable to common and dilutive shareholders	$54,107	$45,305	$107,062	$88,993

Weighted average common shares outstanding	27,200	27,082	27,174	27,063
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	179	245	196	253
Weighted average common share equivalents outstanding	212	90	210	86
Total common and dilutive shares	34,896	34,722	34,885	34,707

Net income per common share—diluted	$0.90	$0.58	$1.87	$1.12
Depreciation and amortization, including amounts from investment
in unconsolidated joint venture (2)	0.68	0.72	1.34	1.44
Gain on sale of real estate facility	(0.03)	—	(0.03)	—
Gain on sale of development rights (2)	—	—	(0.11)	—
FFO per common and dilutive share (2)	$1.55	$1.30	$3.07	$2.56

Computation of Funds Available for Distribution ("FAD") (3):

FFO allocable to common and dilutive shares	$54,107	$45,305	$107,062	$88,993
Adjustments:
Recurring capital improvements	(2,780)	(1,525)	(3,425)	(2,679)
Tenant improvements	(9,165)	(4,531)	(15,641)	(7,850)
Lease commissions	(1,607)	(1,767)	(3,145)	(3,588)
Straight-line rent	(753)	(170)	(1,634)	(1,217)
Non-cash stock compensation expense	1,563	4,278	3,646	7,083
Cash paid for taxes in lieu of shares upon vesting of
restricted stock units	(47)	—	(3,403)	(1,758)
In-place lease adjustment	(9)	(138)	(34)	(331)
Tenant improvement reimbursements, net of lease incentives	(495)	(423)	(856)	(846)
Capitalized interest	(227)	(345)	(506)	(739)
FAD	$40,587	$40,684	$82,064	$77,068
Distributions to common and dilutive shares	$29,522	$25,914	$59,025	$51,815
Distribution payout ratio	72.7%	63.7%	71.9%	67.2%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests—common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. Management believes that FFO provides a useful measure of the Company’s operating performance and when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. FFO is a non-GAAP financial measure and should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance, as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results of operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies’ FFO.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is a non-GAAP financial measure that is computed by adjusting FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption of preferred equity.  Like FFO, management considers FAD to be a useful measure for investors to evaluate the Company’s operating performance on a cash flow basis.  FAD should not be viewed as a substitute for net income or cash flow from operations as defined by GAAP.